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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)         December 10, 1999
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                             LaRoche Industries Inc.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          Delaware                      33-79532                   13-3341472
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(STATE OR OTHER JURISDICTION          (COMMISSION               (IRS EMPLOYER
     OF INCORPORATION)                FILE NUMBER)           IDENTIFICATION NO.)


1100 Johnson Ferry Road Atlanta, Georgia                                30342
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)


Registrant's telephone number, including area code            (404) 851-0300
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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Item 5.  Other Matters.

     On December 10, 1999, LaRoche Industries Inc., a Delaware corporation (the "Company"), amended its existing senior secured credit facility (the "Credit Facility") in order to postpone certain reductions in the Borrowing Base under its revolving credit facility (the "Revolving Credit Facility"), which were scheduled to occur on December 10, 1999. In addition, its lenders agreed to waive the Company's obligation to comply with certain financial covenants under the Credit Facility from November 30, 1999 through January 10, 2000. The amendment was necessary to provide the Company additional time to complete its ongoing efforts to secure alternative sources of financing to meet its short-term and long-term cash needs.

        The amendment to the Credit Facility, among other things, allows the Company to continue to include certain non-trade receivables in its Borrowing Base through January 10, 2000, which, based on current expectations, will allow the Company to borrow up to $90 million under the Revolving Credit Facility. After January 10, 2000 these non-trade receivables together with certain deemed foreign assets would not be included in the Borrowing Base. As a result of such reductions, based on current forecasts, amounts available under the Revolving Credit Facility after January 10, 2000 will not likely be adequate to meet the Company's cash needs. In addition, the Company does not expect to be in compliance on that date with the financial covenants for which it received a temporary waiver. Accordingly, additional amendments to the Credit Facility will be necessary if the Company has been unable to secure alternative sources of financing on or before January 10, 2000, though there can be no assurance that the Company will be able to secure any amendments at such time. As of December 10, 1999, the Company has approximately $85.9 million in outstanding borrowings and letters of credit under the Revolving Credit Facility.

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Item 7. Financial Statements and Exhibits.

         (c) Exhibits

Exhibit  10.44 Amendment No. 3 dated as of November 15, 1999 to the Amended and
               Restated Credit Agreement dated as of February 28, 1999 and amended as of May 31, 1999 and September 14, 1999.

Exhibit  10.45 Amendment No. 4 dated as of December 10, 1999 to the Amended and
               Restated Credit Agreement dated as of February 28, 1999 and amended as of May 31, 1999, September 14, 1999, and November 15, 1999.






                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      LAROCHE INDUSTRIES INC.
                                      (Registrant)

                                      By:  /s/ Gerald B. Curran
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                                      Vice President and Chief Financial Officer

Date: December 10, 1999